Exhibit 1.1

Black Stone Minerals, L.P.

$100,000,000 of Common Units Representing Limited Partner Interests

EQUITY DISTRIBUTION AGREEMENT

May 26, 2017

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

UBS Securities LLC

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

Black Stone Minerals, L.P., a Delaware limited partnership (the “Partnership”), and Black Stone Minerals GP, L.L.C., a Delaware limited liability company (the “General Partner” and, together with the Partnership, the “Partnership Parties”), confirm their agreement (this “Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and UBS Securities LLC (each, a “Manager” and collectively, the “Managers”) as follows:

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, each acting as agent and/or principal, common units representing limited partner interests in the Partnership (“Common Units”) having an aggregate gross sales price of up to $100,000,000 (the “Units”) from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Partnership agrees that whenever it determines to sell Units directly to any Manager as principal it will enter into a separate written agreement, in form and substance satisfactory to the Partnership and such Manager, containing the terms and conditions of such sale with such Manager (a “Terms Agreement”).

The Partnership has filed, in accordance with the provisions of the Securities Act, with the Commission a registration statement on Form S-3 (File No. 333-215857), including a base prospectus, relating to the Units to be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file in accordance with the provisions of the Exchange Act. The Partnership has prepared a prospectus supplement specifically relating to the Units (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Partnership will furnish to the Managers, for use by the Managers, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Units. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Units, which time shall be considered the “new effective date” of the Registration Statement with respect to the Units within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

The Partnership Parties, together with Black Stone Minerals Company, L.P. (“BSMC”), BSMC GP, L.L.C. (“BSMC GP”), Black Stone Natural Resources, L.L.C. (“BSNR”), BSAP II GP, L.L.C. (“BSAP II GP”), Black Stone Energy Company, L.L.C. (“BSEC”), BSML Partnership (“BSMLP”), TLW Investments, L.L.C. (“TLW Investments”) and Black Stone Natural Resources Management Company (“BSNR Management,” and together with BSMC, BSMC GP, BSNR, BSAP II GP, BSEC, BSMLP and TLW Investments, the “Operating Subsidiaries”) are collectively referred to herein as the “Partnership Entities.”

The “Organizational Agreements” means, collectively, the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by Amendment No. 1 thereto dated April 15, 2016 (the “Partnership Agreement”), Amended and Restated Limited Liability Company Agreement of the General Partner (the “A/R GP LLC Agreement”), Seventh Amended and Restated Limited Partnership Agreement of BSMC, as amended by Amendment No. 1 thereto dated May 6, 2015 (the “Seventh A/R BSMC LP Agreement”), Limited Liability Company Agreement of BSMC GP (the “BSMC GP LLC Agreement”), the Seventh Amended and Restated Limited Liability Company Agreement of BSNR (the “Seventh A/R BSNR LLC

Agreement”), the Limited Liability Company Agreement of BSAP II (the “BSAP II GP LLC Agreement”), the Amended and Restated Regulations of BSEC (the “A/R BSEC Regulations”), the Second Amended and Restated Operating Agreement of TLW Investments (the “Second A/R TLW Investments Operating Agreement”) and the Regulations of BSNR Management.

2. Representations and Warranties. The Partnership Parties represent and warrant, jointly and severally, to the Managers as of the date hereof and as of each Representation Date (as defined below), as of each Applicable Time (as defined below) and as of each Settlement Date (as defined below) (in each case as if such representations and warranties were made as of such date, but modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) and agree with the Managers, as follows:

(a) Compliance with Registration Requirements. The Registration Statement conformed and will conform in all material respects on the Effective Date, on any Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with the requirements of Rule 415 under the Securities Act (including, without limitation and if relevant, Rule 415(a)(5)). The Prospectus will conform, at any Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Common Units, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Settlement Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus conformed, at the time such document was filed with the Commission or at the time such document became effective, as applicable, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Commission has not issued any order preventing or suspending the use of any Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b) Ineligible Issuer. For purposes of each offering of the Units pursuant to the transactions under this Agreement that is not a firm commitment underwriting, the Partnership will be an “ineligible issuer” (as defined in Rule 405) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(c) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership in writing by the Managers specifically for inclusion therein (the “Agent Information”). For purposes of this Agreement, the only Agent Information so furnished shall be the name of each Manager.

(d) No Material Misstatements or Omissions in the Prospectus. The Prospectus did not and will not, as of its date or as of any Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with the Agent Information.

(e) No Material Misstatements or Omissions in the Incorporated Documents. The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus listed in Exhibit F hereto, as of any Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any such Issuer Free Writing Prospectus in reliance upon and in conformity with the Agent Information. The information included in each Issuer Free Writing Prospectus listed in Exhibit F hereto does not conflict with the information contained in the Registration Statement or the Prospectus Supplement or to be contained in the Prospectus.

(g) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Managers. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(h) Formation and Qualification; Authority. Each of the Partnership Entities has been duly organized, is validly existing and in good standing as a limited partnership or limited liability company as the case may be, under the laws of its jurisdiction of organization (as set forth on Exhibit B) with power and authority, as the case may be, necessary to own or hold its properties and conduct the business as described in the Prospectus; and each of the Partnership Entities is duly qualified to do business and in good standing as a foreign limited partnership or limited liability company as the case may be, in each jurisdiction (as set forth on Exhibit B) in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to, individually or in the aggregate, (i) result in a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, business, or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”), (ii) materially impair the ability of the Partnership Parties to consummate the offering of the Units or any other transactions provided for in this Agreement, or (iii) subject the limited partners of the Partnership to any material liability or disability.

(i) Power and Authority of the General Partner. The General Partner has, and at each Settlement Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the Prospectus.

(j) Ownership of the General Partner. The Partnership owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the A/R GP LLC Agreement and is fully paid (to the extent required under the A/R GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest is owned free and clear of all liens, encumbrances, security interests, equities, charges or other claims (“Liens”), except for restrictions on transferability contained in the A/R GP LLC Agreement or as described in the Registration Statement and the Prospectus.

(k) Ownership of BSMC. The Partnership owns, directly or indirectly, 100% of the limited partner interests in BSMC (the “BSMC LP Interests”); the BSMC LP Interests have been duly authorized and validly issued in accordance with the Seventh A/R BSMC LP Agreement, as amended, and are fully paid (to the extent required under the Seventh A/R BSMC LP Agreement, as amended) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the BSMC LP Interests are owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Seventh A/R BSMC LP Agreement, as amended, or as described in the Registration Statement and the Prospectus, or (ii) Liens arising under or in connection with the Third Amended and Restated Credit Agreement, among BSMC, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and Compass Bank, as Co-Syndicate Agents, Wells Fargo Bank, N.A. and Amegy Bank National Association, as Co-Documentation Agents, and a syndicate of lenders dated as of January 23, 2015 and as amended on October 28, 2015 and October 31, 2016 (such agreement, as amended, together with any further amendments thereto and/or restatements thereof on or prior to the applicable Settlement Date, the “Credit Agreement”).

(l) Ownership of BSMC GP. The Partnership owns a 100% membership interest in BSMC GP; such membership interest has been duly authorized and validly issued in accordance with the BSMC GP LLC Agreement and is fully paid (to the extent required under the BSMC GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the BSMC GP LLC Agreement or as described in the Registration Statement and the Prospectus, if any, or (ii) Liens arising under or in connection with the Credit Agreement.

(m) Ownership of BSNR. BSMC owns a 100% membership interest in BSNR; such membership interest has been duly authorized and validly issued in accordance with the Seventh A/R BSNR LLC Agreement and is fully paid (to the extent required under the Seventh A/R BSNR LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Seventh A/R BSNR LLC Agreement or as described in the Registration Statement and the Prospectus, if any, or (ii) Liens arising under or in connection with the Credit Agreement.

(n) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner has no obligation to make further payments for the purchase of such general partner interest; and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement and the Prospectus.

(o) Ownership of the General Partner Interest in BSMC. BSMC GP is the sole general partner of BSMC with a non-economic general partner interest in BSMC; and such general partner interest has been duly authorized and validly issued in accordance with the Seventh A/R BSMC LP Agreement, as amended, and BSMC GP has no obligation to make further payments for the purchase of such general partner interest; and BSMC GP owns such general partner interest free and clear of all Liens, except for (i) restrictions on transferability contained in the Seventh A/R BSMC LP Agreement, as amended, or as described in the Registration Statement and the Prospectus, if any, or (ii) Liens arising under or in connection with the Credit Agreement.

(p) Capitalization. As of the date hereof, excluding the issuance of the Units pursuant to this Agreement, the issued and outstanding limited partner interests of the Partnership consist of 97,695,238.000 Common Units, 95,388,424.000 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”) and 26,426.000 preferred units representing limited partner interests in the Partnership (“Preferred Units”) (collectively, the “Existing Units”); the Existing Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(q) Duly Authorized and Validly Issued Units. The Common Units to be sold by the Partnership and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Managers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(r) Ownership of BSEC. BSMC owns a 100% membership interest in BSEC; such membership interest has been duly authorized and validly issued in accordance with the A/R BSEC Regulations and is fully paid (to the extent required under the A/R BSEC Regulations) and nonassessable (except as such nonassessability may be affected by the statute of the State of Texas applicable to such limited liability company); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the A/R BSEC Regulations or as described in the Registration Statement and the Prospectus, if any, or (ii) Liens arising under or in connection with the Credit Agreement.

(s) Ownership of TLW Investments. BSEC owns a 100% membership interest in TLW Investments; such membership interest has been duly authorized and validly issued in accordance with Second A/R TLW Investments Operating Agreement and is fully paid (to the extent required under the Second A/R TLW Investments Operating Agreement) and nonassessable (except as such nonassessability may be affected by the statute of the State of Oklahoma applicable to such limited liability company); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Second A/R TLW Investments Operating Agreement or as described in the Registration Statement and the Prospectus, if any, or (ii) Liens arising under or in connection with the Credit Agreement.

(t) Ownership of BSAP II GP. BSMC owns a 100% membership interest in BSAP II GP; such membership interest has been duly authorized and validly issued in accordance with the BSAP II GP LLC Agreement and is fully paid (to the extent required under the BSAP II GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the BSAP II GP LLC Agreement or as described in the Registration Statement and the Prospectus, if any, or (ii) Liens arising under or in connection with the Credit Agreement.

(u) Ownership of BSNR Management. All of the outstanding shares of capital stock BSNR Management are owned by BSNR free and clear of any Liens, except for Liens arising under or in connection with the Credit Agreement; and such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

(v) No Other Subsidiaries. The General Partner does not own, directly or indirectly, in any material amount, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership, BSMC GP, BSMC, BSNR, the Operating Subsidiaries, O’Connell Partners, L.P. (“OCPLP”), O’Connell Holdings, L.L.C. (“OCHLLC”), Kurth Merger Sub LP (“Kurth”), Hardwood Merger Sub LP (“Hardwood”), ACLCO N Merger Sub LP (“ACLCO N”), ACLCO O Merger Sub LP (“ACLCO O”) and Wiener Merger Sub LP (“Wiener”). The Partnership does not own, directly or indirectly, in any material amount, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the General Partner, BSMC GP, BSMC, BSNR and the Operating Subsidiaries and OCPLP, OCHLLC, Kurth, Hardwood, ACLCO N, ACLCO O, and Wiener.

(w) Conformity of Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(x) No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement and the Prospectus and as set forth in the Credit Agreement, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreement of any such Partnership Entity, the certificates of limited partnership, formation or incorporation or any other organizational documents (the “Organizational Documents”) of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Except for such rights that have been waived or as described in the Registration Statement and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(y) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver and perform its obligations under this Agreement. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. At each Settlement Date, all limited partnership or limited liability company action, as the case may be, required to be taken by each of the Partnership Parties or any of their respective members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Units and the consummation of any transactions contemplated by this Agreement shall have been validly taken.

(z) Authorization, Execution and Delivery of the Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(aa) Authorization, Execution, Delivery and Enforceability of Certain Agreements.

(1) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and BSMC and is a valid and legally binding agreement of the General Partner and BSMC, enforceable against the General Partner and BSMC in accordance with its terms;

(2) the GP LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and

(3) the limited liability company agreements and agreements of limited partnership, as applicable, of each of the Operating Subsidiaries, have been duly authorized, executed and delivered by the members or limited partners, as applicable, thereof, and are validly and legally binding agreements of the members or limited partners, as applicable, thereof, enforceable against the members or limited partners, as applicable, thereof in accordance with their respective terms;

provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(bb) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling, order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Credit Agreement) upon any property or assets of any of the Partnership Entities, except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate any transactions provided for in this Agreement.

(cc) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the consummation of any transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, except such as (A) may be required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws and the rules of the FINRA, (B) have been obtained or made prior to the date hereof and (C) that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated under this Agreement.

(dd) Title to Properties. Except as disclosed in the Registration Statement and the Prospectus, each of the Partnership Entities has (i) good and defensible title to the interests in the oil and natural gas properties underlying the estimates of proved reserves contained in the Registration Statement and the Prospectus (the “Mineral Interests”) and (ii) good and marketable or indefeasible title to all other real and personal property reflected in the Registration Statement and the Prospectus as assets owned by it, in each case of (i) and (ii) above, free and clear of all liens, encumbrances and defects except such as (x) are described in the Registration Statement and the Prospectus, (y) Liens arising under or in connection with the Credit Agreement or (z) do not materially affect the value of the properties of the Partnership Entities, taken as a whole, and do not interfere in any material respect with the use made or proposed to be made of such properties by the Partnership Entities, taken as a whole.

(ee) Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to the limitations described in the Registration Statement and the Prospectus, except for (i) qualifications, reservations and encumbrances with respect thereto that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) Reserve Engineer Independence. Netherland, Sewell & Associates, Inc. (“NSAI”), a reserve engineer that prepared a reserve report on estimated net proved oil and natural gas reserves with respect to the Mineral Interests, as of December 31, 2016 was, as of the date of preparation of such reserve report, and is, as of the date hereof, an independent petroleum engineer with respect to the Partnership Entities.

(gg) Reserve Report Information. The information contained or incorporated by reference in the Registration Statement and the Prospectus regarding estimated proved reserves is based upon the reserve report prepared by NSAI as of December 31, 2016. The historical information underlying the estimates of the proved reserves of the Partnership Entities provided to NSAI by the Partnership Entities for purposes of preparing such reserve report, including, without limitation, information as to production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects in accordance with customary industry practice on the date that such report was prepared.

(hh) Reserve Reports. The reserve report prepared by NSAI setting forth the estimated proved reserves with respect to the Mineral Interests accurately reflects in all material respects the ownership interests of the Partnership Entities in the properties therein as of December 31, 2016. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the

Prospectus, none of the Partnership Parties is aware of any facts or circumstances that would result in a material adverse change in the aggregate estimated net proved reserves as described in the Prospectus; and estimates of such reserves as described in the Prospectus comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(ii) No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) or (iii) for any such breaches, defaults and violations that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated under this Agreement.

(jj) Historical Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated. The financial information of the Partnership Entities, including non-GAAP financial measures, if any, contained in the Registration Statement and the Prospectus has been derived from the accounting records of the Partnership Entities and fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not so included.

(kk) Independent Registered Public Accounting Firms. Each of BDO USA, LLP (“BDO”) and Ernst & Young LLP (“E&Y”), who have audited certain financial statements of the Partnership, and each of whose respective reports appear or are incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to Partnership and its subsidiaries as required by the Securities Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board.

(ll) Internal Controls. Each of the Partnership Entities maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for their assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by E&Y, there were no material weaknesses in the Partnership’s internal controls.

(mm) Disclosure Controls and Procedures. (i) To the extent required by Rule 13a-15 under the Exchange Act, the Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(nn) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by E&Y, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(oo) Sarbanes-Oxley Act of 2002. There is no failure on the part of the Partnership or, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act or the rules and regulations promulgated in connection therewith or the rules of the NYSE, in each case that are effective and applicable to the Partnership.

(pp) No Material Changes. Except as described in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, (A) no Partnership Entity has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any distribution or dividend on its equity interests, in each case, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of any of the Partnership Entities, in each case, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole.

(qq) Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, except for any Permits that, if not obtained, would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits required to be performed as of the date hereof, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received notice of any revocation or modification of any such Permits that, if revoked or modified would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has not received any notice of any claim of conflict with any such rights of others, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss) Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby, and to the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(tt) Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement that are not described and, if applicable, filed as required. The statements made in the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Partnership Parties have no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(uu) Summaries of Law. Statements made in the Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations or legal or governmental proceedings constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings in all material respects.

(vv) Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Partnership Entities carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; none of the Partnership Entities has received notice from any insurer or agent of such insurer that material capital expenditures are required or necessary to be made in order to continue such insurance; and there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has been notified in writing that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ww) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and the directors, officers, unitholders, customers or suppliers of the Partnership Entities, on the other hand, that is required to be described in the Prospectus and is not so described.

(xx) No Labor Dispute; No Notice of Labor Law Violations. No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(yy) Environmental Compliance. (i) Each of the Partnership Parties is in compliance with all applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, and (ii) no Partnership Party has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Parties under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Parties is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Parties and (z) none of the Partnership Parties anticipates material capital expenditures relating to Environmental Laws.

(zz) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have timely paid all taxes shown to be due pursuant to such returns, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been determined adversely to the Partnership Entities, nor does any of the Partnership Parties have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Partnership Entities, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aaa) ERISA. Except as could not, individually or in the aggregate, result in a material liability to any of the Partnership Parties, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bbb) Statistical and Market-Related Data. The statistical and market-related data included in the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(ccc) Investment Company. The Partnership is not now, and after issuance and sale of the Units to be issued and sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” within the meaning of the Investment Company Act.

(ddd) No Brokers. None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(eee) Private Placement. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations or the interpretations thereof by the Commission.

(fff) Stabilization. The Partnership Entities have not taken, directly or indirectly, any action that has constituted, or that was designed to or could reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(ggg) Actively Traded Security. The Common Units are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(hhh) Other Sales Agency Agreements. Except pursuant to this Agreement, the Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Securities Act.

(iii) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance on the NYSE.

(jjj) Distribution of Offering Materials. The Partnership has not distributed and will not distribute any offering material in connection with the offering and sale of the Units to be sold hereunder by the Managers as principal or agent for the Partnership, other than the Prospectus and any Issuer Free Writing Prospectus to which the Authorized Partnership Representatives and the Authorized Manager Representatives have reviewed and consented or any press release or other announcement permitted by Rule 134 or 135 under the Securities Act.

(kkk) No Unlawful Payments. No Partnership Entity, nor to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any Partnership Entity, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) has made any direct or indirect unlawful payment from corporate funds to any foreign or domestic government official or employee, (iii) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(lll) Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of all jurisdictions where the Partnership Entities conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency in such jurisdictions (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(mmm) Sanction Laws. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of any Partnership Entity is an individual or entity (“Person”) currently the subject or target of any U.S. sanctions (“Sanctions”) administered or enforced by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and no Partnership Entity will directly or indirectly use the proceeds of the sale of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to (i) fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of any Sanctions or (ii) in any other manner will result in a violation by any Person (including any Person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(nnn) Distribution Restrictions. None of the Operating Subsidiaries are prohibited, directly or indirectly, from paying any distributions to the Partnership or from repaying to the Partnership any loans or advances to such subsidiary from the Partnership, except for such prohibitions mandated by the laws of each such subsidiary’s state of formation, the Organizational Agreements, as applicable, and the Credit Agreement.

Any certificate signed by any officer of the General Partner and delivered to the Managers or to counsel for the Managers shall be deemed a representation and warranty by the Partnership Parties to the Managers as to the matters covered thereby.

3. Sale and Delivery to the Managers; Settlement.

(a) Sale of Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell from time to time through the Managers, acting as sales agents, or directly to the Managers acting as principals, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms:

(1) The Units are to be sold by any one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (a “Trading Day”), (B) the Partnership, through any of the individuals listed as authorized representatives of the Partnership on Exhibit A hereto (which may be updated from time to time by a certificate from the Partnership to the Managers) (the “Authorized Partnership Representatives”) has instructed any of the individuals listed as authorized representatives of such Manager on Exhibit A hereto (which may be updated from time to time by a certificate from such Manager to the Partnership) (the “Authorized Manager Representatives”) by telephone (confirmed promptly by electronic mail) to make such sales, and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate (i) the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and (ii) the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the prevailing market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single Trading Day.

(2) The Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling Units, (ii) no Manager will incur any liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Units as required under this Section 3 and (iii) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.

(3) Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Authorized Manager Representatives by telephone (confirmed promptly by electronic mail) not to sell Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(n) through 4(r), be deemed to affirm any of the representations or warranties contained in this Agreement, or be obligated to conduct any due diligence session as referred to in Section 4(l) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date).

(4) Subject to the terms of a Terms Agreement, the Managers may sell Units (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other trading market for the Common Units, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, private exchanges or any similar market venues. Subject to the terms of a Terms Agreement, the Managers may also sell Units by any other method permitted by law, including but not limited to in privately negotiated transactions or by such other method as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(5) The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in Section 3(b) below. The foregoing rate of compensation shall not apply when any Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.

(6) Each Manager acting as sales agent hereunder shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units with respect to which such Manager is acting as sales agent are sold under this Section 3(a) setting forth the number of the Units sold on such day, the Gross Proceeds (as defined below), the compensation payable by the Partnership to such Manager with respect to such sales and the Net Proceeds (as defined below) payable to the Partnership.

(b) Settlement of Units. Settlement for sales of Units pursuant to Section 3(a) hereof (i) prior to September 5, 2017, will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made, and (ii) on and after September 5, 2017, will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Partnership on a Settlement Date against receipt of the Units sold will be equal to the aggregate sales price received by the Manager acting as sales agent at which such Units were sold (the “Gross Proceeds”), after deduction for (i) such Manager’s commission, discount or other compensation for such sales payable by the Partnership pursuant to Section 3(a)(5) hereof, (ii) any other amounts due and payable by the Partnership to such Manager hereunder pursuant to Section 5 hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”).

(c) Delivery of Units. On or before each Settlement Date, the Partnership will, or will cause its transfer agent to, electronically transfer the Units being sold by crediting the applicable Manager’s or its designee’s account (provided such Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Partnership and such Manager which in all cases shall be freely tradable, transferable units eligible for delivery through DTC. On each Settlement

Date, the applicable Manager will deliver the related Net Proceeds in same day funds to an account designated by the Partnership on, or prior to, the Settlement Date. The Partnership agrees that if the Partnership, or its transfer agent (if applicable), defaults in its obligation to deliver Units on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereto, it will (i) indemnify and hold the applicable Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership or its transfer agent and (ii) pay to such Manager any commission to which it would otherwise have been entitled absent such default. If any Manager breaches this Agreement by failing to deliver Net Proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, the Manager will pay, until such Net Proceeds are delivered to the Partnership, the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(d) Limitations on Offering Size. Under no circumstances shall the Partnership cause or request the offer or sale of any Units, if after giving effect to the sale of such Units, the aggregate offering price of the Units sold pursuant to this Agreement would exceed the lesser of (A) the amount available for offer and sale under the currently effective Registration Statement, and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Partnership and notified to the Managers in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Units pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Partnership and notified to the Managers in writing. Further, under no circumstances shall the aggregate offering price of Units sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed $100,000,000.

(e) Black-out Limitations. Notwithstanding any other provision of this Agreement, the Partnership shall not offer or sell, or instruct any Manager to offer or sell, any Units through such Manager as agent hereunder (and, by notice to such Manager given by telephone (confirmed promptly by facsimile or email), shall cancel any instructions for any such offer or sale of any Units prior to the commencement of the periods referenced below), and such Manager shall not be obligated to make any such offer or sale of Units, in each case, (i) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(f)(i) hereof, at any time during the period commencing on the 10th business day prior to the time the Partnership issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(f) If the Partnership wishes to offer or sell Units to any Manager as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, then the Partnership shall first (i) prepare and deliver to such Manager (with a copy to counsel to such Manager) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Manager, and, prior to its filing, obtain the written consent of such Manager to such filing (which consent shall not be unreasonably withheld), (ii) provide such Manager with the officers’ certificate, opinions and letters of counsel and comfort letters specified in Section 4(n) through 4(r) hereof, (iii) afford such Manager the opportunity to conduct a due diligence review in accordance with Section 4(l) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 3(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or comfort letters pursuant to this Section 3(f) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and comfort letters as provided in Section 4(n) through 4(r) hereof, and (B) this Section 3(f) shall in no way affect or limit the operation of clause (i) of Section 3(e) hereof, which shall have independent application.

4. Covenants of the Partnership. The Partnership covenants and agrees with the Managers as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Units is required to be delivered by any Manager under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Partnership will notify the Managers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information relating thereto; (ii) the Partnership will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Units or a security convertible into the Units unless a copy thereof has been submitted to the Managers within a reasonable period of time before the filing and the Managers have not reasonably objected thereto, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law (provided, however, that the failure of any Manager to make such objection shall not relieve the Partnership of any obligation or liability hereunder, or affect such Manager’s right to rely on the representations and warranties made by the Partnership in this Agreement), and the Partnership will furnish to the Managers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Partnership will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Partnership will advise the Managers, promptly after they receive notice or obtain knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Partnership becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Units. The Partnership will use its reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Units for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as practicable.

(c) Delivery of Registration Statement and Prospectus. The Partnership will furnish to the Managers and their counsel (at the expense of the Partnership), unless otherwise available on EDGAR, copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Units is required to be delivered under the Securities Act (including, if requested, all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Managers may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Units (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Managers or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, then the Partnership will promptly notify the applicable Manager to suspend the offering of Units during such period and the Partnership will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Partnership will furnish to the Managers such number of copies of such amendment or supplement as the Managers may reasonably request.

(e) Blue Sky and Other Qualifications. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as any Manager may designate, will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(f) Rule 158. The Partnership will make generally available to its unitholders as soon as practicable an earnings statement for the purposes of, and to provide to the Managers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Units is required to be delivered by any Manager under the Securities Act with respect to a pending sale of the Units (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Partnership will use its commercially reasonable efforts to cause the Units to be listed on the NYSE.

(i) Reporting Requirements. The Partnership, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j) Notice of Other Sales. The Partnership will not, without (i) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Managers suspending activity under this program for such period of time as requested by the Partnership or as deemed appropriate by the Managers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for or repayable with Common Units, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Units, or any securities convertible into or exchangeable or exercisable for or repayable with Common Units, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Units to be offered and sold through any Manager pursuant to this Agreement and (y) equity incentive awards approved by the Board of Directors of the General Partner or the compensation committee thereof or the issuance of Common Units upon vesting thereof.

(k) Change of Circumstances. The Partnership will, at any time during a fiscal quarter in which the Partnership intends to instruct any Manager to sell Units under this Agreement, advise the Managers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Managers pursuant to this Agreement.

(l) Due Diligence Cooperation. The Partnership will cooperate with any reasonable due diligence review conducted by the Managers or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Partnership’s principal offices, as the Managers may reasonably request.

(m) Disclosure of Sales. The Partnership will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Units sold through the Managers, the Net Proceeds to the Partnership and the compensation payable by the Partnership to the Managers with respect to such Units.

(n) Representation Dates; Certificate. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and:

(1) each time the Partnership:

(i) files the Prospectus relating to the Units or amends or supplements the Registration Statement or the Prospectus relating to the Units by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Units;

(ii) files an annual report on Form 10-K under the Exchange Act;

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a report on Form 8-K containing amended financial information (other than an earnings release or to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act;

(2) at any time the Units are delivered to any Manager as principal pursuant to a Terms Agreement; and

(3) at any other time reasonably requested by the Managers (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv), such time any Units are delivered to the Managers as referred to in clause (2) above and any time of request pursuant to this Section 4(n) shall be a “Representation Date”), the Partnership shall furnish the Managers (or in the case of clause (2) above, the relevant Manager party to such Terms Agreement) with a certificate, in the form attached hereto as Exhibit E, modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to date and time of delivery of such certificate, within three Trading Days of any Representation Date. The requirement to provide a certificate under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Partnership files its annual report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(n), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Units, the Partnership shall provide such Manager with a certificate, subject to the provisions of this Section 4(n), in the form attached hereto as Exhibit E, dated the date of such instruction.

(o) Legal Opinion of Partnership Counsel. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Partnership shall cause to be furnished to the Managers a written opinion of Vinson & Elkins L.L.P. (“Partnership Counsel”), or other counsel satisfactory to the Managers, in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit C, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p) Legal Opinion of General Counsel. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Partnership shall cause to be furnished to the Managers a written opinion of Steve Putman, or other representative of the Partnership satisfactory to the Managers, in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, Steve Putman or such other representative of the Partnership who has previously furnished an opinion pursuant to this Section 4(p), may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Reserve Engineer Comfort Letter. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Partnership shall cause NSAI (and any other reserve engineer whose report is included in the Registration Statement or the Prospectus) to furnish the Managers a letter or letters (the “Reserve Engineer Comfort Letters”), in form and substance satisfactory to the Managers, confirming, as of the date of its reserve report, it was a third-party petroleum engineering firm with respect to the Partnership Entities, and as of the date of such letter, no information had come to its attention that could reasonably have been expected to cause it to withdraw its reserve report or to revise downward by any material amount any statement made or opinion expressed in such reserve report.

(r) Accountant Comfort Letters. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Partnership shall cause each of E&Y and BDO (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Managers a letter or letters (the “Comfort Letters”) with respect to each of the Partnership Entities, dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Managers, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s) Opinion of Counsel for the Managers. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Managers shall have received the favorable written opinion or opinions of Andrews Kurth Kenyon LLP, counsel for the Managers, dated such date, with respect to such matters as the Managers may reasonably request; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(s) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(t) Further Documentation. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Partnership shall have furnished to the Managers such further certificates and documents as the Managers may reasonably request.

(u) Market Activities. The Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, or purchase the Units to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Units to be issued and sold pursuant to this Agreement other than the Managers; provided, however, that the Partnership may bid for and purchase its Common Units in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Partnership during the three Trading Days before or after any sale of any Units pursuant to this Agreement.

(v) No Offer to Sell. Other than any Issuer Free Writing Prospectus listed on Exhibit F hereto, the Partnership will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Units to be sold by the Managers as principal or agent hereunder.

(w) Sarbanes-Oxley Act. The Partnership will take all necessary action to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act.

(x) Regulation M. If the Partnership has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Partnership or the Common Units, it shall promptly notify the Managers and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

5. Payment of Expenses. The Partnership Parties, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) any registration or qualification of the Units for offer and sale under the blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (viii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (ix) the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder. Except as otherwise provided in this Section 5, the Managers will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

6. Conditions of the Managers’ Obligations. The respective obligations of the Managers hereunder with respect to a sale of Units will be subject to the continuing accuracy and completeness of the representations and warranties of the Partnership Parties contained in this Agreement or in certificates of any officer of the Partnership Parties delivered pursuant to the provisions hereof, to the performance by the Partnership Parties of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Units pursuant to this Agreement and (ii) the sale of all Units contemplated to be issued by any instruction by the Partnership given to any Manager pursuant to Section 3(a).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Partnership’s reports filed with the Commission, there shall not have been any material adverse change in the general affairs, condition (financial or other), business, assets or results of operations of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

(d) Opinion of Counsel for Partnership. The Managers shall have received the favorable opinion of Partnership Counsel, required to be delivered pursuant to Section 4(o).

(e) Opinion of General Counsel. The Managers shall have received the favorable opinion of Steve Putman or such other representative of the Partnership satisfactory to the Managers, required to be delivered pursuant to Section 4(p).

(f) Representation Certificate. The Managers shall have received the certificate required to be delivered pursuant to Section 4(n).

(g) Reserve Engineer’s Comfort Letters. The Managers shall have received the Reserve Engineer Comfort Letters required to be delivered pursuant to Section 4(q).

(h) Accountants’ Comfort Letters. The Managers shall have received the Comfort Letters required to be delivered pursuant Section 4(r).

(i) Approval for Listing. The Units shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Partnership shall have filed an application for listing of the Units on NYSE at, or prior to, the issuance of any instruction to any Manager to sell Units pursuant to Section 3(a).

(j) No Objection. Prior to the issuance of any instruction of the Partnership pursuant to Section 3(a), FINRA shall not have raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) No Suspension. Trading in the Units shall not have been suspended on the NYSE.

(l) Additional Documents. On each date on which the Partnership is required to deliver a certificate pursuant to Section 4(n), counsel for the Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(m) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any instruction of the Partnership pursuant to Section 3(a) shall have been made within the applicable time period prescribed for such filing by Rule 424.

7. Indemnification and Contribution.

(a) The Partnership Parties agree, jointly and severally, to indemnify and hold harmless each Manager, its affiliates, directors, officers, employees and agents, and each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or any Issuer Free Writing Prospectus, or in any

amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Prospectus, any Non-Prospectus Road Show or any Issuer Free Writing Prospectus a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of the Managers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Managers consists of the information described as such in Section 7(b) hereof. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership Parties, their directors, each of their officers who signs the Registration Statement, and each person who controls the Partnership Parties within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to such Manager, but only with reference to any written information furnished to the Partnership Parties by or on behalf of the Managers specifically for inclusion in the Registration Statement and the Prospectus, it being understood and agreed that the only such information furnished by or on behalf of the Managers for inclusion in the Registration Statement and the Prospectus consists of the name of each Manager. This indemnity agreement will be in addition to any liability which each Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and each Manager, severally and not jointly, agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Partnership Parties and such Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by such Manager on the other from the offering of the Units; provided, however, that in no case shall any Manager be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and each Manager, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of such Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties, and benefits received by such Manager shall be deemed to be equal to the total commissions received by such Manager. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or such Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Units purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act and each affiliate, director, officer, employee and agent of any Manager shall have the same rights to contribution as the Managers, and each person who controls the Partnership Parties within the meaning of either the Securities Act or the Exchange Act, each officer of the Partnership Parties who shall have signed the Registration Statement and each director of the Partnership Parties shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this Section 7(d).

8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Managers or controlling person, or by or on behalf of the Partnership, and shall survive delivery of the Units to any Manager.

9. Termination of Agreement.

(a) Termination by the Partnership. Subject to the remaining terms of this Section 9, the Partnership shall have the right, by giving notice as hereinafter specified to terminate this Agreement as to any or all Managers in its sole discretion at any time after the date of this Agreement; provided, however, that with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination.

(b) Termination by any Manager. Subject to the remaining terms of this Section 9, each Manager shall have the right, by giving notice as hereinafter specified to terminate its obligations under this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Automatic Termination. Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Units through the Managers on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(d) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a), (b) or (c) above or otherwise by mutual agreement of the parties.

(e) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by such Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Units, then such Units shall settle in accordance with the provisions of this Agreement.

(f) Liabilities. If this Agreement is terminated pursuant to this Section 9, then such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and except that, in the case of any termination of this Agreement, Section 2, Section 7, Section 8 and Section 18 hereof shall survive such termination and remain in full force and effect.

10. Notices. Except as otherwise provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Partnership, will be mailed or delivered to or sent by facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Steve Putman, Senior Vice President, General Counsel, and Secretary (Fax: (713) 658-0647); or if sent to Wells Fargo Securities, LLC, will be mailed or delivered to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax: 212-214-5918); or if sent to Merrill Lynch, Pierce Fenner & Smith Incorporated, will be mailed or delivered to One Bryant Park, New York, New York 10036, Attention: Dave Moran and T.J. Opladen; or if sent to UBS Securities LLC, will be mailed or delivered to 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: 212-713-3371)..

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The parties hereby agree that Merrill Lynch may, without notice to the Partnership, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch’s investment banking or related business may be transferred following the date of this Agreement.

12. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

13. Venue. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

14. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Units or any securities pursuant to this Agreement.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act, in accordance with the rules and regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Units.

“NYSE” means the New York Stock Exchange.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Partnership pursuant to Rule 462(b) for the purpose of registering any of the Units under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Units by the Managers outside of the United States.

17. Research Analyst Independence. The Partnership Parties acknowledge that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership Parties and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Managers’ investment banking divisions. The Partnership Parties acknowledge that each of the Managers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18. No Fiduciary Duty. The Partnership Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the Partnership’s engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters). The Partnership Parties agree that they will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership Parties, in connection with such transaction or the process leading thereto.

(Signature Page Follows.)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership Parties and the Managers.

Very truly yours,

Black Stone Minerals, L.P.

By:	Black Stone Minerals GP, L.L.C., its general partner

	By:	/s/ Jeffrey P. Wood
		Name:	Jeffrey P. Wood
		Title:	Senior Vice President, Chief Executive Officer

Black Stone Minerals GP, L.L.C.

	By:	/s/ Jeffrey P. Wood
		Name:	Jeffrey P. Wood
		Title:	Senior Vice President, Chief Executive Officer

Equity Distribution Agreement

Accepted:

Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Brad Hutchinson
Name: Brad Hutchinson
Title: Managing Director

UBS Securities LLC

By:	/s/ Nicholas Bilodeau
Name: Nicholas Bilodeau
Title: Director

By:	/s/ Sarah Gasdia
Name: Sarah Gasdia
Title: Associate Director

Equity Distribution Agreement

EXHIBIT A

AUTHORIZED INDIVIDUALS

Wells Fargo Securities, LLC

Jennifer Lynch

William O’Connell

Josie Callanan

Elizabeth Alvarez

John Cronin

Thomas DeLoache

Richard Maxwell

Bernard Chang

Ryan Stash

Jonathan Goodpasture

Merrill Lynch, Pierce, Fenner & Smith

                Incorporated

David Moran

Thomas J. Opladen

UBS Securities LLC

Fernando Escano

Jesse O’Neill

Black Stone Minerals, L.P.

Thomas L. Carter, Jr.

Jeffrey P. Wood

A-1

EXHIBIT B

SUBSIDIARIES OF THE PARTNERSHIP

Entity	Jurisdiction of Formation	Foreign Qualification
Black Stone Minerals, L.P.	Delaware
Black Stone Minerals GP, L.L.C.	Delaware
Black Stone Minerals Company, L.P.	Delaware

Alabama

Arkansas

California

Colorado

Florida

Illinois

Kansas

Louisiana

Michigan

Mississippi

Montana

Nebraska

Nevada

New York

North Dakota

Ohio

Pennsylvania

South Dakota

Texas

Utah

West Virginia

Wyoming

BSMC GP, L.L.C.	Delaware	Arkansas California Florida Mississippi Michigan Montana North Dakota Ohio South Dakota Texas Virginia

B-1

Black Stone Natural Resources, L.L.C.	Delaware	Arkansas California Florida Michigan Mississippi Montana North Dakota Ohio South Dakota Texas Virginia
Black Stone Energy Company, L.L.C.	Texas
Black Stone Natural Resources Management Company	Texas
BSAP II GP, L.L.C.	Delaware	Arkansas Florida Michigan Montana North Dakota South Dakota Texas Wyoming

BSML Partnership	Texas	Louisiana

TLW Investments, L.L.C.	Oklahoma	Arkansas Colorado Kansas Kentucky Montana New Mexico Pennsylvania Texas

B-2

EXHIBIT C

FORM OF OPINION OF PARTNERSHIP COUNSEL

i.	The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware. The Partnership has all limited partnership power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Prospectus.

ii.	The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware. The General Partner has all limited liability company power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Prospectus.

iii.	Each of the Operating Subsidiaries (other than BSMLP) has been duly formed and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the State of Delaware or Texas, as indicated in Annex A hereto.

iv.	Each of the Operating Subsidiaries has all corporate, limited liability company or general or limited partnership power and authority, as the case may be, necessary to own, lease and operate its properties and to conduct its business as described in the Prospectus.

v.	The Partnership owns 100% of the limited liability company interests in the General Partner and BSMC GP; such limited liability company interests have been duly authorized and validly issued in accordance with the A/R GP LLC Agreement and the Limited Liability Company Agreement of BSMC GP, respectively, and are fully paid (to the extent required under the A/R GP LLC Agreement and the Limited Liability Company Agreement of BSMC GP, respectively) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Partnership owns such limited liability company interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date, other than those created by or arising under the Credit Agreement.

vi.	The General Partner is the sole general partner of the Partnership with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner has no obligation to make further payments for the purchase of such general partner interest; and the General Partner owns such general partner interest free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date, other than those created by or arising under the Credit Agreement.

Exhibit C-1

vii.	BSMC GP is the sole general partner of BSMC with a non-economic general partner interest in BSMC; such general partner interest has been duly authorized and validly issued in accordance with the Seventh A/R BSMC LP Agreement and BSMC GP has no obligation to make further payments for the purchase of such general partner interest; and BSMC GP owns such general partner interest free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming BSMC GP as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date, other than those created by or arising under the Credit Agreement.

viii.	The Partnership owns, directly or indirectly, 100% of the limited partner interests in BSMC (the “BSMC LP Interests”); the BSMC LP Interests have been duly authorized and validly issued in accordance with the Seventh A/R BSMC LP Agreement, and are fully paid (to the extent required under the Seventh A/R BSMC LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the BSMC LP Interests are owned free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or BSNR as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date, other than those created by or arising under the Credit Agreement.

ix.	BSMC owns 100% of the limited liability company interests in each of BSNR and BSAP II GP; such limited liability company interests have been duly authorized and validly issued in accordance with the Seventh A/R BSNR LLC Agreement and the BSAP II GP LLC Agreement, respectively, and are fully paid (to the extent required under the Seventh A/R BSNR LLC Agreement the BSAP II GP LLC Agreement, respectively) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and BSMC owns such limited liability company interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming BSMC as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date, other than those created by or arising under the Credit Agreement.

x.	BSMC owns 100% of the limited liability company interests in BSEC; such limited liability company interests have been duly authorized and validly issued in accordance with the A/R BSEC Regulations and are fully paid (to the extent required by the A/R BSEC Regulations) and nonassessable (except as such nonassessability may be affected by the statute of the State of Texas applicable to such limited liability company); and BSMC owns such limited liability company interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming BSMC as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date, other than those created by or arising under the Credit Agreement.

Exhibit C-2

xi.	BSNR owns 100% of the capital stock of BSNR Management; such capital stock has been duly authorized and validly issued in accordance with the BSNR Regulations and is fully paid and nonassessable; and BSNR owns such capital stock free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming BSNR as a debtor is on file as of a recent date in the Office of the Secretary of State of the State of Delaware, other than those created by or arising under the Credit Agreement.

xii.	Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority, as the case may be, to execute and deliver the Equity Distribution Agreement and perform its respective obligations hereunder. All limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties for the authorization, issuance, sale and delivery of the Units, the execution and delivery of the Equity Distribution Agreement and the consummation of the transactions contemplated by the Equity Distribution Agreement shall have been validly taken.

xiii.	The Units and the limited partner interests represented thereby have been duly authorized pursuant to the Partnership Agreement and, when issued and delivered to the Managers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and otherwise by matters described in the Prospectus).

xiv.	The Partnership Agreement constitutes a valid and binding agreement of the General Partner, and is enforceable against the General Partner, in accordance with its terms, and the A/R GP LLC Agreement constitutes a valid and binding agreement of the Partnership, and is enforceable against the Partnership, in accordance with its terms, provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

xv.	The statements in the Registration Statement and the Prospectus under the captions “Description of Our Common Units,” “How We Make Distributions” and “The Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units, the Subordinated Units or the Preferred Units, are accurate summaries in all material respects.

Exhibit C-3

xvi.	The statements in the Registration Statement and the Prospectus under the captions “How We Make Distributions,” “Material U.S. Federal Income Tax Considerations,” “The Partnership Agreement,” “Fiduciary Duties,” “Material U.S. Federal Income Tax Consequences” and “Investment in Black Stone Minerals, L.P. by Employee Benefit Plans,” in each case, insofar as they purport to constitute summaries of provisions of New York or federal statutes, rules or regulations or the Delaware LP Act or Delaware LLC Act or of any contracts, constitute accurate summaries thereof in all material respects.

xvii.	Except as described in the Registration Statement and the Prospectus and except pursuant to the Credit Agreement, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities arising under any agreement or other instrument to which the Partnership is a party or by which it may be bound listed as an exhibit to the Registration Statement, the Partnership’s most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q filed subsequent thereto or any Current Reports on Form 8-K filed by the Partnership since the beginning of the current calendar year. The offering or sale of the Units as contemplated by the Equity Distribution Agreement does not give rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership pursuant to any agreement or other instrument to which the Partnership is a party or by which it may be bound listed as an exhibit to the Registration Statement, the Partnership’s most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q filed subsequent thereto or any Current Reports on Form 8-K filed by the Partnership since the beginning of the current calendar year.

xviii.	The Equity Distribution Agreement has been duly authorized, executed and delivered by the Partnership Parties.

xix.

None of (i) the offering, issuance, or sale of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, (ii) the execution, delivery and performance of the Equity Distribution Agreement by the Partnership Parties or (iii) the consummation of the transactions contemplated by the Equity Distribution Agreement (A) constitutes or will constitute a breach or violation of or a default under, any of the Organizational Agreements, (B) constitutes or will constitute a breach or violation of or a default (or an event which, with notice or lapse of time or both, would constitute such a default) or results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Credit Agreement) upon any property or assets of any of the Partnership Entities, pursuant to, the Equity Distribution Agreement or the Credit Agreement, or (C) results or will result in any violation of the applicable laws of the State of Texas, the State of New York or the Delaware LP Act or the Delaware LLC Act or the federal laws of the

Exhibit C-4

United States of America (it being understood that we do not express an opinion in clause (C) of this paragraph xix. with respect to any securities or other anti-fraud law), except in the case of clauses (B) and (C) for such breaches, violations, or Liens as would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in the Equity Distribution Agreement.

xx.	No consent of or with any U.S. federal, Texas, Delaware or New York court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the the Prospectus, (ii) the execution, delivery and performance of the Equity Distribution Agreement by the Partnership Parties or (iii) the consummation of any transactions contemplated by the Equity Distribution Agreement, except (A) such as may be required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws, the rules of the NYSE and the rules of the FINRA (in each case as to which we express no opinion), (B) such as have been obtained or made and (C) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the sale of the Units or any other transactions provided for in the Equity Distribution Agreement.

xxi.	The Registration Statement has been declared effective under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus in accordance with Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule.

xxii.	The Registration Statement on the Effective Date and the Prospectus as of its date (in each case other than the financial statements, schedules or other financial data and oil and natural gas reserve data and reports, in each case included or incorporated by reference therein or omitted therefrom, as to which we express no opinion), each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder (other than with respect to Regulation S-T).

xxiii.	The Partnership is not, and after giving effect to the sale of the Units and the application of the proceeds as described in the Prospectus, under the caption “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act.

xxiv.	The Managers may rely upon our opinion that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K filed on May 26, 2017 as if it was addressed to them.

Exhibit C-5

In addition, Vinson & Elkins L.L.P. shall make written statements to the following effect either in such opinion letter or in a separate letter to the Underwriters:

We have participated in conferences with representatives of the Partnership Parties and the independent public accountants of the Partnership, the third-party petroleum engineering firm of the Partnership, your counsel and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although we have not independently verified, are not passing upon, and are not assuming any responsibility for, the accuracy, completeness, or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in the opinions expressed in paragraphs 6 and 7 above), based on the foregoing, no facts have come to our attention that lead us to believe that:

(a)	the Registration Statement, at the time it became effective on the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(b)	the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, the oil and natural gas reserve information or any other financial or accounting information derived from, contained in or excluded from, the Registration Statement or the Prospectus and (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.

In rendering such opinions, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinions are limited to federal laws of the United States of America, the laws of the States of New York and Texas, the Delaware LP Act and the Delaware LLC Act and (iv) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local tax statutes to which any of the Partnership Parties may be subject.

Exhibit C-6

ANNEX A

Entity	Jurisdiction of Formation
Black Stone Minerals Company, L.P.	Delaware
BSMC GP, L.L.C.	Delaware
Black Stone Natural Resources, L.L.C.	Delaware
Black Stone Energy Company, L.L.C.	Texas
Black Stone Natural Resources Management Company	Texas
BSAP II GP, L.L.C.	Delaware
BSML Partnership	Texas

Exhibit C-1

EXHIBIT D

FORM OF OPINION OF GENERAL COUNSEL

1. To my knowledge, there are no legal or governmental proceedings pending or threatened to which any Partnership Entity is a party or to which any property of any Partnership Entity is subject that are required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement or the Prospectus but are not so described.

Exhibit D-1

EXHIBIT E

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected [    ], of Black Stone Minerals GP, L.L.C. (the “General Partner”), the general partner of Black Stone Minerals, L.P. (the “Partnership”), a Delaware limited partnership, does hereby certify in such capacity and on behalf of the Partnership, pursuant to Section 4(n) of the Equity Distribution Agreement dated May 26, 2017 (the “Agreement”) between the Partnership, the General Partner, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, that to the knowledge of the undersigned:

(i) The representations and warranties of the Partnership Parties in Section 2 of the Agreement are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Partnership Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Managers).

IN WITNESS WHEREOF, the undersigned has executed this Officer Certificate as of the date first written above.

By:
Name:
Title:

Exhibit E-1

EXHIBIT F

ISSUER FREE WRITING PROSPECTUSES

None.

F-1